Exhibit 10.1


                       CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement"), dated as of April 28, 1998, between BRUSH CREEK MINING AND DEVELOPMENT CO., INC. (the "Company"), and LANGLEY DOWNEY ENTERTAINMENT INC. (the "Consultant").

                      W I T N E S S E T H:

WHEREAS, in light of the expertise and experience of Consultant, the Company has engaged Consultant to provide the Company with consulting services and Consultant has been and is willing and able to provide such services as hereinafter provided; and

WHEREAS, the Company and Consultant desire to set forth in a formal written agreement the terms and conditions upon which Consultant shall provide services to the Company;

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the Company and Consultant hereby agree as follows:

1.  Appointment; Consulting Services.     (a)   The Company hereby agrees
to retain the Consultant, and the Consultant hereby agrees, to provide certain public relations, communications and consulting services to the Company as the parties shall mutually agree to be rendered in connection with the production and distribution by the Consultant of a one-half hour television and radio show which shall include a segment about the Company of approximately fifteen minutes in duration. It is understood that said television and radio show is contemplated to be broadcast by various television and radio stations.

(b) Such services shall be rendered to the Company by and through certain designated employees of the Consultant. The Company acknowledges that the Consultant will devote such time as is reasonably necessary to perform the services for the Company. The Consultant shall not engage in any direct or indirect capital raising activities in the offer or sale of securities on behalf of the Company.

2. Compensation. In consideration of Consultant's performance of the consulting services described herein, the Company agrees to issue to the Consultant such number of shares of the Company's Common Stock which shall have a value of $40,000 in the aggregate determined on the basis of the bid price of the Company's Common Stock as of the close of business on the date immediately prior hereto. The shares shall be issued as soon as practicable following the execution of this Agreement. The Company has filed or shall file contemporaneously with the execution hereof, at the Company's sole expense, a registration statement with the Securities and Exchange Commission on Form S-8 relating to the shares of Common Stock issuable pursuant hereto.

3. Independent Contractor.   It is expressly agreed that the Consultant is
acting as an independent contractor in performing its services hereunder. Consultant shall have no power or authority to represent or bind the Company unless specifically authorized in writing by the Chief Executive Officer of the Company.

4.  Entire Agreement; Amendment.    This Agreement contains the entire
agreement between the Company and Consultant with respect to the subject matter thereof, merges and supersedes all exiting agreements between them concerning such subject matter, and may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

5. Notices.   All notices, requests, demands and other communications
hereunder shall be in writing and shall be deemed to have been duly given
(i) upon delivery, if personally delivered, (ii) the next business day, if delivered with all charges prepaid to a recognized overnight delivery service for next day delivery, or (iii) five days after mailing, if mailed, postage prepaid, via first class mail, in each such case as follows:

(a)  To the Company:

Brush Creek Mining and Development Co., Inc.
970 E. Main Street, Suite 200
Grass Valley, California 95945
Attn: Chief Executive Officer

(b)  To Consultant:

Langley Downey Entertainment Inc.
1875 Century Park East, Suite 150
Century City, California 90067
Attn: Rick Langley

6.  Assignability.   This Agreement shall not be assignable by either party
without the written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and permitted assigns of the parties hereto.

7. Representation by Counsel.   Each of the parties hereto represents,
warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same.

8. Governing Law.    This Agreement shall be governed by and construed
under the laws of the State of California without regard to the conflicts of law principles thereof.

9. Counterparts.    This Agreement may be executed by the parties hereto in
one or more counterparts each of which shall be an original and all of which shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              BRUSH CREEK MINING
                              AND DEVELOPMENT CO., INC.


                              by:/s/James S. Chapin
                              Name: James S. Chapin
                              Title: Chief Executive Officer


                              LANGLEY DOWNEY
                              ENTERTAINMENT INC.


                              by:/s/Rick Langley
                              Name: Rick Langley
                              Title:President